Exhibit 10.1
FORM AGREEMENT

OMNICARE, INC.
Director Deferred Cash Award
This AWARD AGREEMENT (this “Agreement”) is effective as of [DATE] (the “Grant Date”), by and between Omnicare, Inc., a Delaware corporation (“Omnicare” or the “Company”), and [NAME] (the “Director”), a member of the Company’s Board of Directors (the “Board”). The deferred cash award granted hereby is granted by the Board, or the Compensation Committee (the “Committee”) of the Board.
Section 1.        Deferred Cash Award
Omnicare hereby grants to the Director, on the terms and subject to the conditions set forth herein, a deferred cash award equal to $____________ (the “Deferred Cash Award”).
Section 2.        Vesting and Payment of Deferred Cash Award
Subject to Section 4 below, if the Director is continuously serving as a member of the Board from the date hereof through the earlier of the first anniversary of the Grant Date or the date of a Change in Control that constitutes a change in ownership or effective control of a corporation within the meaning of Section 409A (as defined herein) (a “Section 409A Change in Control”), 100% of the Deferred Cash Award shall vest and become nonforfeitable.
Payment of the vested portion of the Deferred Cash Award shall be made within 30 days following the first of the following to occur (the “Payment Date”): (i) a Section 409A Change in Control or (ii) the Director’s “separation from service” (as defined in Treasury Regulation 1.409A-1(h)) from the Company.
Section 3.        Restrictions on Transfer
Neither this Agreement nor the rights granted hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Director, other than to Omnicare as a result of forfeiture as provided herein or pursuant to the laws of descent and distribution.
Section 4.        Termination of Service
If the Director’s service as a member of the Board shall terminate by reason of death, Disability, resignation with the consent of the Board, or in connection with a Section 409A Change in Control, any portion of the Deferred Cash Award that is not vested shall vest in full as of the effective date of such termination of service. If the Director’s service as a member of the Board shall terminate for any other reason, any portion of the Deferred Cash Award that is not vested shall be forfeited as of the effective date of such termination of service and Director shall have no further rights with respect thereto. Disability shall have the same meaning as defined under Section 409A.
For purposes of this Agreement:
(a)    “Change in Control” means:

(i) any Person becomes the Beneficial Owner of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company or an Affiliate, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (IV) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) in clause (iii) below; or
(ii) Individuals who, as of May 22, 2014, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 22, 2014 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), or a sale or other disposition that involves a significant amount of the Company’s assets (as determined pursuant to Item 2.01 of Form 8-K); provided, however, that a Business Combination shall not constitute a Change in Control if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) Beneficially Owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(b)     “Person” means any individual, firm, company, partnership, other entity or group, but excluding an underwriter temporarily holding securities pursuant to an offering of such securities.
(c)    A Person shall be deemed the “Beneficial Owner” of any securities that (i) such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) such Person or any of its Affiliates or Associates, has directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities.
(d)    “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.
(e)    “Associate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.
Section 5.        Notices
5.1    Notice to the Company
Any notice to the Company under or pursuant to this Agreement shall be deemed to have been given if and when delivered in person to the General Counsel of the Company or if and when mailed by certified or registered mail to the General Counsel of the Company at the executive offices of the Company, 900 Omnicare Center, 201 East Fourth Street, Cincinnati, OH 45202, or such other address as the Company may from time to time designate in writing by notice to the Director given pursuant to Section 5.2 below.
5.2    Notice to the Director
Any notice to the Director under or pursuant to this Agreement shall be deemed to have been given if and when delivered to the Director in person or if and when mailed by certified or registered mail to the Director at Director’s address on file with the Company’s Legal Department, or such other address as the Director may from time to time designate in writing by notice to the Company given pursuant to Section 5.1 above.
Section 6.        Entire Agreement
This Agreement supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.
Section 7.        Section 409A
The provisions of this Agreement and any payments made hereunder are intended to be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of

1986, as amended, and any related regulations or other effective guidance promulgated thereunder (“Section 409A”) and should be interpreted in such manner; provided, however, that the Committee shall have the right, in its sole discretion, to (i) adopt amendments to this Agreement, (ii) adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or (iii) take any other actions, as the Committee determines are necessary or appropriate for this Agreement and the Deferred Cash Award to either be exempt from the application of Section 409A or to comply with the requirements of Section 409A, as the case may be.
Section 8.        Governing Law
This Agreement and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws.
Section 9.        No Right of Continued Service
Nothing in this Agreement shall be deemed to give the Director any right to continue as a member of the Board or to interfere in any way with the right of the Company to terminate the Director’s service on the Board at any time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

OMNICARE, INC.

By: _______________________________________
Name: Alexander M. Kayne
Title:     Senior Vice President, General
Counsel and Secretary

DIRECTOR

By: ______________________________________
Name: [NAME]